First Quarter 2014 Earnings Call April 29, 2014 Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2013, and the Form 10-Q for the quarter ended March 31, 2014, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated April 28, 2014, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q1 2014 Summary…… 4-7
Highlights…… 8
Quality…… 9
Revenues (Q1 2014 vs. Q1 2013)…… 10
Expenses (Q1 2014 vs. Q1 2013)…… 11
Adjusted EBITDA…… 12
Earnings per Share…… 13
Adjusted Free Cash Flow …… 14-15
2014 Guidance - Adjusted EBITDA …… 16
2014 Guidance - Earnings per Share …… 17
Income Tax Considerations…… 18
Adjusted Free Cash Flow Considerations…… 19
Priorities for Reinvesting Free Cash Flow…… 20
Appendix…… 21
Business Outlook: 2014 to 2016…… 22
Debt Schedule…… 23
Revenues & Expenses (Sequential)…… 24
Payment Sources (Percent of Revenues) …… 25
Operational and Labor Metrics…… 26
Outstanding Share Summary, Warrant Information, and Conversion Price…… 27-28
Adjusted EBITDA History…… 29
Adjusted Free Cash Flow …… 30
Reconciliations to GAAP…… 31-34

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Q1 2014 Summary (Q1 2014 vs. Q1 2013)  Revenue growth of 3.2% ― Inpatient revenue growth of 3.9%  Negatively impacted by approx. $9 million for sequestration  Discharge growth of 2.4% negatively impacted by approx. 100 bps attributable to winter storms (all in same store) • Same-store discharge growth of 0.4% • New-store growth of 2.0%: Augusta, GA, Littleton, CO, Stuart, FL (all opened in Q2 2013)  Revenue per discharge increased by 1.5%. (3.2% before sequestration which anniversaried April 1, 2014) ― Outpatient and other revenue decline of 7.0% ($2.5 million)  Bad debt as a percent of revenue was flat. 4

 Disciplined expense management ― Salaries and benefits as a percent of revenue increased by 40 bps in Q1 2014.  Without the impact of sequestration, salaries and benefits as a percent of revenue would have decreased by 30 bps. ― EPOB was essentially flat. ― Hospital-related expenses as a percent of revenue increased by 20 bps.  Without the impact of sequestration, hospital-related expenses as a percent of revenue would have decreased by 10 bps. Q1 2014 Summary (Q1 2014 vs. Q1 2013) (cont.) 5 (1) General & Administrative excludes stock-based compensation. (2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. Other operating expenses exclude the loss on disposal or impairment of assets. 0% 40% 80% Q1 2014 Q1 2013 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 72.9% 72.5% 3.32 3.31 3.00 3.20 3.40 Q1 2014 Q1 2013 Employees per Occupied Bed (EPOB) % o f R eve n u e (1) (2)

Q1 2014 Summary (Q1 2014 vs. Q1 2013) (cont.) 6  Adjusted EBITDA (1) for the quarter of $144.1 million reflected growth of 3.4%. ― Negatively impacted by approx. $8 million for sequestration, as well as the lower volumes resulting from winter storms ― Benefited by approx. $2 million from the sale of two investments  Adjusted free cash flow (2) for the quarter of $65.1 million: ― Benefited from higher Adjusted EBITDA ― Offset by increases in working capital and maintenance capital expenditures  Working capital increased by approx. $16 million primarily as a result of: • Payroll tax withholdings related to the vesting of employee restricted stock awards • Timing differences in accounts payable  Q1 2014 included approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014 (see slide 15). (1) Reconciliation to GAAP provided on slides 31-34 (2) Reconciliation to GAAP provided on slide 30

Q1 2014 Summary (Q1 2014 vs. Q1 2013) (cont.)  Balance sheet enhancements ― Purchased the real estate previously subject to a lease for $17.3 million  76 of our 103 inpatient rehabilitation hospital buildings are now owned.  Diluted earnings (1) (2) per share of $0.48 (see table on slide 13).  Shareholder distributions: ― Quarterly cash dividends on the Company’s common stock:  Paid quarterly cash dividend of $0.18 per share on January 15, 2014  Declared an $0.18 per share quarterly cash dividend paid on April 15, 2014 ― Repurchased $26.3 million of common stock under $250 million authorization  Repurchased 808,880 common shares at an average price of $32.55 per share 7 (1) Income from continuing operations attributable to HealthSouth (2) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

Highlights  Capacity expansion and new development ― Continued construction of three de novos; expect all to be operational in Q4 2014:  Altamonte Springs, FL (50 beds)  Newnan, GA (50 beds)  Middletown, DE (34 beds) ― Continued the design and permitting process to construct a 50-bed inpatient rehabilitation hospital in Modesto, CA; expected to be operational Q4 2015  Signed an agreement with Mountain States Health Alliance to form a joint venture to own and operate a 26-bed freestanding inpatient rehabilitation hospital in Johnson City, TN  New clinical information system now installed in 41 of the Company’s hospitals  96 HealthSouth hospitals have received one or more disease-specific certifications from The Joint Commission’s Disease-Specific Care Certification Program. 8

 HealthSouth Functional Outcomes Continue to Outpace Industry Average (1) FIM Gain LOS Efficiency Source: UDSMR Database – On Demand Report: Q4 2013 Report (1) Beginning in Q1 2014, we will report quality outcomes without HealthSouth included in the UDSMR Average. As a result, we will be reporting one quarter in arrears. Average = Expected, Risk-adjusted (2) FIM instrument is a trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc. Quality 9 36.4 27.9 15.0 20.0 25.0 30.0 35.0 40.0 3.27 2.40 1.5 2.0 2.5 3.0 3.5 4.0 HealthSouth Average UDSMR Average (1) without HealthSouth

Q1 Q1 Increase/ (Millions) 2014 2013 (Decrease) Inpatient 558.2$ 537.1$ 3.9% Outpatient and other 33.0 35.5 (7.0%) Consolidated net operating 591.2$ 572.6$ 3.2% (Actual Amounts) Discharges 32,889 32,130 2.4% Net patient revenue / discharge 16,972$ 16,716$ 1.5% Revenues (Q1 2014 vs. Q1 2013) 10  Revenue growth of 3.2% ― Inpatient revenue growth of 3.9%  Negatively impacted by approx. $9 million for sequestration  Discharge growth of 2.4% negatively impacted by approx. 100 bps attributable to winter storms (all in same-store) • Same-store discharge growth of 0.4% • New-store growth of 2.0%; Augusta, GA, Littleton, CO, Stuart, FL (all opened in Q2 2013)  Revenue per discharge increased by 1.5%. (3.2% before sequestration which anniversaried April 1, 2014) ― Outpatient and other revenue decline of 7.0% ($2.5 million)

Expenses (Q1 2014 vs. Q1 2013) 11 Q1 Q1 Increase/ (Millions) 2014 2013 (Decrease) Salaries and benefits 286.1$ 274.6$ 4.2% Percent of net operating revenues 48.4% 48.0% 40 bps EPOB (employees per occupied bed) 3.32 3.31 0.3% Hospital-related expenses 121.3$ 116.4$ 4.2% (other operating (1), supplies, occupancy) Percent of net operating revenues 20.5% 20.3% 20 bps General and administrative 23.4$ 23.9$ (2.1%) (excludes stock-based compensation) Percent of net operating revenues 4.0% 4.2% (20 bps) Provision for doubtful accounts 7.5$ 7.4$ 1.4% Percent of net operating revenues 1.3% 1.3% 0 bps  Disciplined expense management ― Salaries and benefits as a percent of revenue increased by 40 bps in Q1 2014.  Without the impact of sequestration, salaries and benefits as a percent of revenue would have decreased by 30 bps. ― EPOB was essentially flat. ― Hospital-related expenses as a percent of revenue increased by 20 bps.  Without the impact of sequestration, hospital-related expenses as percent of revenue would have decreased by 10 bps.  Bad debt as a percent of revenue was flat. . (1) Other operating expenses exclude the loss on disposal or impairment of assets.

Adjusted EBITDA (1)

(Millions)	Q1 2014	Q1 2013
Net operating revenues	$ 591.2	$ 572.6
Less: Provision for doubtful accounts	(7.5)	(7.4)
Net operating revenues less provision for doubtful accounts	583.7	565.2
Operating expenses:		
Salaries and benefits	(286.1)	(274.6)
Hospital-related expenses:		
Other operating expenses (2)	(83.2)	(78.0)
Supplies	(27.6)	(26.2)
Occupancy costs	(10.5)	(12.2)
	(121.3)	(116.4)
General and administrative expenses (3)	(23.4)	(23.9)
Equity in nonconsolidated affiliates	4.3	2.9
Other income	1.7	0.7
Noncontrolling interests	(14.8)	(14.6)
Adjusted EBITDA	**$ 144.1**	**$ 139.3**

(1) Reconciliation to GAAP provided on slides 31-34

In arriving at Adjusted EBITDA, the following items were excluded:

	Q1 2014	Q1 2013
(2) Loss on disposal or impairment of assets	$ 1.3	$ 0.1
(3) Stock-based compensation expense	7.3	6.3

Adjusted EBITDA Change Q1 2014

+$4.8M
+3.4%

- Revenue growth and disciplined expense management
- Negatively impacted by approx. $8 million for sequestration, as well as the lower volumes resulting from winter storms
- Benefited by approx. $2 million from the sale of two investments:
  - Approx. $1 million in equity in nonconsolidated affiliates
  - Approx. $1 million in other income

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Q1 2014 reflects: • Higher Adjusted EBITDA • Higher depreciation and amortization related to recent capital expenditures Earnings per Share (1) 13 (In Millions, Except Per Share Data) 2014 2013 Adjusted EBITDA 144.1$ 139.3$ Interest expense and amortization of debt discounts and fees (27.9) (24.2) Depreciation and amortization (26.4) (22.1) Stock-based compensation expense (7.3) (6.3) Other, including noncash loss on disposal or impairments of assets (1.3) (0.1) 81.2 86.6 Certain nonrecurring items: Professional fees-accounting, tax, and legal (1.6) (1.4) Pre-tax income 79.6 85.2 Income tax expense (1) (32.8) (33.5) Income from continuing operations (2) 46.8$ 51.7$ Income allocated to participating securities 0.5 0.8 Convertible perpetual preferred div idends 1.6 5.7 Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax) (3) 2.2 - Basic shares 87.3 94.0 Diluted shares 100.9 107.1 Basic earnings per share (2) 0.51$ 0.48$ (4) Diluted earnings per share (2) 0.48$ (3) 0.48$ (4) Q1 (1) Current income tax expense was $3.6 million and $1.8 million for Q1 2014 and Q1 2013, respectively. (2) Income from continuing operations attributable to HealthSouth (3) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share. (4) Diluted earnings per share are the same as basic earnings per share due to antidilution.

Adjusted Free Cash Flow (1)

(Millions)	Q1 2014	Q1 2013	Full Year 2013
Net cash provided by operating activities	$107.1	$ 121.4	$ 470.3
Impact of discontinued operations	0.2	0.7	1.9
Net cash provided by operating activities of continuing operations	107.3	122.1	472.2
Capital expenditures for maintenance	(30.2)	(18.9)	(74.8)
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.7)	(23.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.0)	(13.2)	(46.3)
Nonrecurring items:			
Cash paid for professional fees - accounting, tax, and legal	1.6	1.4	7.0
Net premium on bond issuance/repayment			1.7
Cash paid for government, class action, and related settlements	-	-	(5.9)
Adjusted free cash flow (1)	**$ 65.1**	**$ 85.7**	**$ 330.9**

- **Adjusted free cash flow for the quarter of $65.1 million:**
  - Benefited from higher Adjusted EBITDA
  - Offset by increases in working capital and maintenance capital expenditures
    - Working capital increased by approx. $16 million primarily as a result of:
      - Payroll tax withholdings related to the vesting of employee restricted stock awards
      - Timing differences in accounts payable
    - Q1 2014 included approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014 (see slide 15).

(1) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q1 2014) are not included in the calculation of adjusted free cash flow.

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$85.7 $65.1 $4.8 ($1.6) ($16.6) ($11.3) $4.1 Adjusted Free Cash Flow Q1 2013 Adjusted EBITDA Cash Interest Expense Working Capital and Other Maintenance Capital Expenditures Preferred Dividends Adjusted Free Cash Flow Q1 2014(3) Adjusted Free Cash Flow (1) (Millions) 2014 2013 $ % Adjusted free cash flow (1) Q1 Change 65.1$ 85.7$ (20.6)$ (24.0) (1) Reconciliation to GAAP provided on slide 30. (2) Q1 2014 included approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (3) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The transactions will reduce preferred dividends by $16.7 million in 2014. 15 Operating Cash Flows Investing and Financing Cash Flows (2)

2014 Guidance - Adjusted EBITDA(1) 16 Adjusted EBITDA $555 million to $565 million (1) Reconciliation to GAAP provided on slides 31, 33, and 34. Considerations for full-year 2014:  Revenue growth of 4.0% to 5.0% before sequestration ― Discharge growth between 2.5% and 3.5% ― Revenue per discharge growth between 2.0% and 2.3% before sequestration ― Lower outpatient revenues  Adjusted EBITDA impact of approx. $8 million (net of noncontrolling interests) for sequestration (sequestration anniversaried on April 1, 2014)  Increased operating expense of approx. $4 million for continued implementation of CIS and a TeamWorks project to enhance the patient experience  Bad debt expense of 1.3% to 1.5% In addition:  2013 benefited from reductions to self-insurance reserves, including $6.7 million attributable to lowering the Company’s statistical confidence level. Based on results of Q1 2014, HealthSouth expects its 2014 full-year results to be at the high end of this guidance range.

2014 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth [1]

$ 1.86 to $ 1.91

(Based on results of Q1 2014, HealthSouth expects its 2014 full-year results to be at the high end of this guidance range.)

Considerations:

- ✓ Higher depreciation and amortization related to recent capital investments
- ✓ Higher interest expense and amortization of debt discounts and fees related to the exchange of convertible senior subordinated notes for convertible perpetual preferred stock [3]
- ✓ Assumes provision for income tax of approx. 40% (cash taxes expected to be $10 - $15 million for full-year 2014)
- ✓ Basic and diluted share counts reflect Q1 2014 share repurchase activity.

(In Millions, Except Per Share Data)	Actual 2013	EPS Guidance 2014 Low	EPS Guidance 2014 High
Adjusted EBITDA	$ 551.6	$ 555	$ 565
Interest expense and amortization of debt discounts and fees	(100.4)	(112)	
Depreciation and amortization	(94.7)	(106)	
Stock-based compensation expense	(24.8)	(25)	
Other, including noncash loss on disposal and impairment of assets	(5.9)	(7)	
	325.8	305	315
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	23.5	-	
Professional fees - accounting, tax, and legal	(9.5)	(7)	
Loss on early extinguishment of debt	(2.4)	-	
Pre-tax income	**337.4**	**298**	**308**
Income tax	(12.7)	(118)	(123)
Income from continuing operations [1]	**324.7**	**180**	**185**
Income allocated to participating securities [2]	(3.4)	(2)	(2)
Convertible perpetual preferred dividends [2]	(21.0)	(6)	(6)
Repurchase of convertible perpetual preferred stock [2]	(71.6)	-	-
After-tax convertible debt interest expense [3]	-	8	8
Basic shares [2]	88.1	87.0	87.0
Diluted shares [3]	102.1	101.2	101.2
Earnings per share [1]	**$ 2.59** [2][4]	**$ 1.86** [3]	**$ 1.91** [3]

(1) Income from continuing operations attributable to HealthSouth
(2) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share.
(3) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.
(4) Diluted earnings per share are the same as basic earnings per share due to antidilution.

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Income Tax Considerations GAAP Considerations: •As of 3/31/14, the Company’s federal NOL had a gross balance of approx. $866 million. • The Company has a remaining valuation allowance of approx. $30 million related to state NOLs. Cash Tax Payments: • In 2014, the Company expects to pay approx. $10 million to $15 million of income tax, net of refunds. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long- term tax exempt rate. 18

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 30. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q4 2013 and approx. $64 million projected for 2014) are not included in the calculation of adjusted free cash flow. (3) Net of amortization of debt discounts and fees (4) 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. 19 Certain Cash Flow Items (2) (millions) 2013 Actual Q1 2014 Actual 2014 Assumptions • Cash interest expense (3) $95.4 $24.8 $100 • Cash payments for taxes, net of refunds $7.7 $1.4 $10 to $15 • Working capital and other $19.6 $20.9 $15 to $25 • Maintenance CAPEX (4) $74.8 $30.2 $90 to $100 • Dividends paid on preferred stock $23.0 $1.6 $6 Reflects: • Continued investment in the CIS and hospital refresh projects • Timing of maintenance capital expenditures in 2013 and 2014 $243 $268 $310 2011 2012 2013 Trailing 4 Qtrs. Adjusted Free Cash Flow (1) (millions) $331

Priorities for Reinvesting Free Cash Flow

Remains Highest Priority		(millions)		
		2013 Actual	Q1 2014 Actual	2014 Assumptions
Growth in Core Business	Bed expansions (target ~ 80 beds/yr) and unit consolidations	$24.9	$3.5	$25 to $35
	New IRF's (target 4-6/yr)	55.5	10.5	55 to 75
		$80.4	$14.0	$80 to $110, excluding acquisitions

Objectives Achieved		2013 Actual	Q1 2014 Actual	2014 Assumptions
Debt Reduction	Debt pay down, net (1)	($264.0)	$ -	N/A
	Purchase leased properties	90.3	19.4	$15 to $20

Complements Growth Investments				
Shareholder Distribution	Convertible preferred stock repurchase (1)	249.0	-	-
	Cash dividends on common stock (2)	15.7	15.8	64
	Common stock repurchase (~$224 million authorization remaining) (3)	234.1	26.3	TBD
		$325.1	$61.5	TBD

(1) Issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. Excluding fees, no cash was used in the transaction. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(2) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share.

(3) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. The $234 million reflects the tender offer completed in Q1 2013 for approx. 9.5% of the common shares.

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Appendix

Business Outlook: 2014 to 2016[1]

Business Model
- **Adjusted EBITDA CAGR: 4-8%** [2]
- **Continued strong free cash flow generation**

Potential depletion of the federal NOL during the 2014 to 2016 timeframe will affect Cash Flow CAGR.

Strategy	2013	2014	2015	2016
Shareholder Distributions	$234 million common stock tender; initiated dividends	• **Quarterly cash dividends** • **Opportunistic share repurchases ($26.3 million; 808,880 common shares in Q1 2014)**		
Leverage	**< 3.0x** Debt to Adjusted EBITDA	**< 3.0x Debt to Adjusted EBITDA** (subject to shareholder value-creating opportunities)		
Core Growth	**Bed expansion = 68**	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	New IRF's = 3 Littleton, CO, Stuart, FL, Augusta, GA	**New IRF's** (target of 4-6/year) Altamonte Springs, FL; Newnan, GA; Middletown, DE	**New IRF's** (target of 4-6/year)	
Opportunistic Growth		**Consider opportunistic, disciplined acquisitions** of complementary post-acute services		
Key Operational Initiatives	• **Enhancing outcomes and patient experience**			
	• **Implementing CIS:** Target 20 hospitals/year; Installation complete in 41 hospitals through Q12014; Expect installation at all hospitals by YE2017.			
	• **Positioning for evolving delivery and payment models:** ACO, bundling, etc.			

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's business model.
(2) This is a multi-year CAGR; annual results may fall outside the range. Reconciliation to GAAP provided on slides 31-34.

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Debt Schedule (1) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. (2) Based on 4 Qtr. trailing and 2013 Adjusted EBITDA of $556.4 million and $551.6 million, respectively; reconciliation to GAAP provided on slides 31-34. 23 Change in S&P Moody Mar. 31, Dec. 31, Debt vs. (Millions) Corporate BB- Ba3 2014 2013 YE 2013 Advances under $600 million revolving credit facility, June 2018 - 1 Month LIBOR +175bps BB+ Baa3 43.0$ 45.0$ (2.0) Bonds Payable: 7.25% Senior Notes due 2018 BB- Ba3 272.4 272.4 - 8.125% Senior Notes due 2020 BB- Ba3 286.7 286.6 0.1 7.75% Senior Notes due 2022 BB- Ba3 252.5 252.5 - 5.75% Senior Notes due 2024 BB- Ba3 275.0 275.0 - 2.00% Convertible Senior Subordinated Notes due 2043 (1) 251.6 249.5 2.1 Other notes payable 46.3 47.6 (1.3) Capital lease obligations 87.3 88.9 (1.6) Long-term debt 1,514.8$ 1,517.5$ (2.7)$ Debt to Adjusted EBITDA (2) 2.7x 2.8x Credit Rating

Revenues & Expenses (Sequential) Q1 Q4 Increase/ Revenues (millions) 2014 2013 (Decrease) Inpatient 558.2$ 537.5$ 3.9% Outpatient and other 33.0 34.6 (4.6%) Consolidated net operating 591.2$ 572.1$ 3.3% (Actual Amounts) Discharges 32,889 32,906 (0.1%) Net patient revenue / discharge 16,972$ 16,334$ 3.9% Expenses (millions) Salaries and benefits 286.1$ 272.0$ 5.2% Percent of net operating revenues 48.4% 47.5% 90 bps EPOB (employees per occupied bed) 3.32 3.47 (4.3%) Hospital-related expenses 121.3$ 118.4$ 2.4% (other operating(1) supplies, occupancy, bad debts) Percent of net operating revenues 20.5% 20.7% (20 bps) General and administrative 23.4$ 24.8$ (5.6%) (excludes stock-based compensation) Percent of net operating revenues 4.0% 4.3% (30 bps) Provision for doubtful acounts 7.5$ 3.6$ 108.3% Percent of net operating revenues 1.3% 0.6% 70 bps 24 (1) Excludes loss on disposal or impairment of assets

Payment Sources (Percent of Revenues) Full Year 2014 2013 2013 Medicare 75.2% 74.7% 74.5% Medicaid 1.3% 1.1% 1.2% Workers' compensation 1.3% 1.3% 1.2% Managed care and other discount plans, including Medicare Adv antage (1) 18.1% 18.5% 18.5% Other third-party payors 1.6% 1.7% 1.8% Patients 1.0% 1.1% 1.1% Other income 1.5% 1.6% 1.7% Total 100.0% 100.0% 100.0% Q1 (1) Medicare Advantage revenues represent ~ 8% of total revenues for each period presented. 25

Operational and Labor Metrics

	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012
					(In Millions)						
Net patient revenue-inpatient	$ 558.2	$ 537.5	$ 528.8	$ 527.4	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 2,130.8	$ 2,012.6
Net patient revenue-outpatient and other revenues	33.0	34.6	35.2	37.1	35.5	34.8	38.1	38.4	38.0	142.4	149.3
Net operating revenues	$ 591.2	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 2,273.2	$ 2,161.9
					(Actual Amounts)						
Discharges [(1)]	32,889	32,906	32,307	32,645	32,130	31,695	30,569	30,719	30,871	129,988	123,854
Outpatient visits	182,170	192,474	202,479	211,207	200,471	198,139	221,648	229,152	231,243	806,631	880,182
Average length of stay	13.4	13.1	13.3	13.2	13.5	13.2	13.6	13.4	13.5	13.3	13.4
Occupancy %	71.9%	68.6%	69.0%	69.9%	72.4%	68.2%	68.3%	69.2%	70.7%	69.3%	68.2%
# of licensed beds	6,825	6,825	6,789	6,777	6,646	6,656	6,598	6,538	6,500	6,825	6,656
Occupied beds	4,907	4,682	4,684	4,737	4,812	4,539	4,506	4,524	4,596	4,730	4,539
Full-time equivalents (FTEs) [(2)]	16,209	16,159	16,213	16,180	15,819	15,617	15,545	15,378	15,271	16,093	15,453
Contract labor	83	72	76	72	85	73	61	56	69	76	65
Total FTE and contract labor	16,292	16,231	16,289	16,252	15,904	15,690	15,606	15,434	15,340	16,169	15,518
EPOB [(3)]	3.32	3.47	3.48	3.43	3.31	3.46	3.46	3.41	3.34	3.42	3.42

(1) Represents discharges from HealthSouth's 101 consolidated hospitals in Q1 2014, Q4 2013, Q3 2013 and Q2 2013, 98 consolidated hospitals in Q1 2013 and Q4 2012; 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012 and Q1 2012

(2) Excludes approx. 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

26

HEALTHSOUTH

Outstanding Share Summary, Warrant Information, and Conversion Price (Millions) 2014 2013 2013 2012 2011 Basic shares outstanding (1) (2) (3) 87.3 94.0 88.1 94.6 93.3 Diluted shares outstanding (1) (2) (3) (4) 100.9 107.1 102.1 108.1 109.2 (Millions) 2014 2013 2013 2012 2011 Basic shares outstanding (1) (2) (3) 86.8 86.0 86.8 94.6 93.3 Convertible perpetual preferred stock (4) 0.096 0.353 0.096 0.353 0.400 If converted, equivalent common shares 3.2 11.6 3.2 11.6 13.1 Convertible senior subordinated notes (4) $320.0 - $320.0 - - If converted, equivalent common shares 8.1 - 8.1 - - Date Convertible perpetual preferred stock 4/2/2014 Convertible senior subordinated notes 25.4896 $39.23 Approx. 4/2/2014 End of Period Conversion Rates Q1 Full Year 33.3222 Approx. Conversion Price $30.01 Full Year Weighted Average for the Period Q1 27 (1)(2)(3)(4) – Notes on slide 28

Outstanding Share Summary, Warrant Information, and Conversion Price Notes 28 (1) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (2) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of our common stock. Prior to warrant expiration, 755,323 shares of our common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (3) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented. (4) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.1 million and 3.2 million common shares, respectively, as of March 31, 2014). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.4896 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $39.23 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($47.08) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. The 96,245 shares of preferred stock outstanding after the exchange transaction are convertible at the option of the holder, at any time into shares of common stock at a conversion price of $30.01 per share, which is equal to a conversion rate of approx. 33.3222 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% ($45.02) of the conversion price of the preferred stock.

Adjusted EBITDA History [1]

(Millions)	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Full Year 2013	Full Year 2012
Net operating revenues	$ 591.2	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 2,273.2	$ 2,161.9
Less: Provision for doubtful accounts	(7.5)	(3.6)	(8.0)	(7.0)	(7.4)	(26.0)	(27.0)
Net operating revenues less provision for doubtful accounts	583.7	568.5	556.0	557.5	565.2	2,247.2	2,134.9
Operating expenses:							
Salaries and benefits	(286.1)	(272.0)	(269.5)	(273.6)	(274.6)	(1,089.7)	(1,050.2)
Hospital-related expenses:							
Other operating expenses [2]	(83.2)	(80.1)	(79.7)	(79.3)	(78.0)	(317.1)	(299.4)
Supplies	(27.6)	(27.1)	(25.5)	(26.6)	(26.2)	(105.4)	(102.4)
Occupancy costs	(10.5)	(11.2)	(11.7)	(11.9)	(12.2)	(47.0)	(48.6)
	(121.3)	(118.4)	(116.9)	(117.8)	(116.4)	(469.5)	(450.4)
General and administrative expenses [3]	(23.4)	(24.8)	(22.6)	(23.0)	(23.9)	(94.3)	(93.8)
Equity in nonconsolidated affiliates	4.3	3.0	2.0	3.3	2.9	11.2	12.7
Other income [4]	1.7	1.3	0.6	1.9	0.7	4.5	3.6
Noncontrolling interests	(14.8)	(15.3)	(14.1)	(13.8)	(14.6)	(57.8)	(50.9)
Adjusted EBITDA	**$ 144.1**	**$ 142.3**	**$ 135.5**	**$ 134.5**	**$ 139.3**	**$ 551.6**	**$ 505.9**

(1) Reconciliation to GAAP provided on slides 31-34

	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Full Year 2013	Full Year 2012
In arriving at Adj. EBITDA, the following were excluded:							
(2) Loss on disposal or impairment of assets	$ 1.3	$ 1.6	$ 2.5	$ 1.7	$ 0.1	$ 5.9	$ 4.4
(3) Stock-based compensation expense	7.3	5.8	6.2	6.5	6.3	24.8	24.1
(4) Gain related to our consolidation of St. Vincent Rehabilitation Hospital	-	-	-	-	-	-	4.9

29

HEALTHSOUTH

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q1		Full Year		
(Millions)	2014	2013	2013	2012	2011
Net cash provided by operating activities	$ 107.1	$ 121.4	$ 470.3	$ 411.5	$ 342.7
Impact of discontinued operations	0.2	0.7	1.9	(2.0)	(9.1)
Net cash provided by operating activities of continuing operations	107.3	122.1	472.2	409.5	333.6
Capital expenditures for maintenance [(1)]	(30.2)	(18.9)	(74.8)	(83.0)	(50.8)
Net settlements on interest rate swaps	-	-	-	-	(10.9)
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.7)	(23.0)	(24.6)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.0)	(13.2)	(46.3)	(49.3)	(44.2)
Non-recurring items:					
Net premium paid on bond issuance/redemption	-	-	1.7	1.9	22.8
Cash paid for professional fees - accounting, tax, and legal	1.6	1.4	7.0	16.1	21.0
Cash paid for government, class action, and related settlements	-	-	(5.9)	(2.6)	5.7
Income tax refunds related to prior periods	-	-	-	-	(7.9)
Adjusted free cash flow [(2)]	**$ 65.1**	**$ 85.7**	**$ 330.9**	**$ 268.0**	**$ 243.3**
Cash dividends on common stock	**$ 15.8**	-	**$ 15.7**	-	-

(1) Maintenance capital expenditures are expected to be $90 to $100 million in 2014.

(2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q1 2014) are not included in the calculation of adjusted free cash flow.

30

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – See notes on slide 33. (in millions, except per share data) Total Per Share Net income 61.5$ Loss from disc ops, net of tax, attributable to HealthSouth 0.1 Net income attributable to noncontrolling interests (14.8) Income from continuing operations attributable to HealthSouth (2) 46.8 $0.48 Pro fees - acct, tax, and legal 1.6 Prov ision for income tax expense 32.8 Interest expense and amortization of debt discounts and fees 27.9 Depreciation and amortization 26.4 Other, including net noncash loss on disposal or impairment of assets 1.3 Stock-based compensation expense 7.3 Adjusted EBITDA (1) 144.1$ Weighted average common shares outstanding: Basic 87.3 Diluted 100.9 Q1 2014 31

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – See notes on slide 33. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 65.9$ 179.0$ 72.3$ 64.2$ 381.4$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (0.1) 0.9 (0.1) 1.1 Net income attributable to noncontrolling interests (14.6) (13.8) (14.1) (15.3) (57.8) Income from continuing operations attributable to HealthSouth (2) 51.7 0.48$ 165.1 1.66$ 59.1 0.59$ 48.8 (0.31)$ 324.7 2.59$ Gov't, class action, and related settlements - (2.0) (21.3) (0.2) (23.5) Pro fees - acct, tax, and legal 1.4 2.2 4.2 1.7 9.5 Provision for income tax expense (benefit) 33.5 (86.5) 35.2 30.5 12.7 Interest expense and amortization of debt discounts and fees 24.2 24.4 25.3 26.5 100.4 Depreciation and amortization 22.1 23.1 24.3 25.2 94.7 Loss on early extinquishment of debt - - - 2.4 2.4 Other, including net noncash loss on disposal of assets 0.1 1.7 2.5 1.6 5.9 Stock-based compensation expense 6.3 6.5 6.2 5.8 24.8 Adjusted EBITDA (1) 139.3$ 134.5$ 135.5$ 142.3$ 551.6$ Weighted average common shares outstanding: Basic 94.0 86.1 86.2 86.4 88.1 Diluted 107.1 99.8 100.4 100.8 102.1 2013 Full YearQ1 Q2 Q3 Q4 32

Reconciliation Notes for Slides 31-32 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock. 33

(Millions) 2014 2013 2013 2012 Net cash provided by operating activities 107.1$ 121.4$ 470.3$ 411.5$ Provision for doubtful accounts (7.5) (7.4) (26.0) (27.0) Professional fees—accounting, tax, and legal 1.6 1.4 9.5 16.1 Interest expense and amortization of debt discounts and fees 27.9 24.2 100.4 94.1 Equity in net income of nonconsolidated affiliates 4.3 2.9 11.2 12.7 Net income attributable to noncontrolling interests in continuing operations (14.8) (14.6) (57.8) (50.9) Amortization of debt discounts and fees (3.1) (1.0) (5.0) (3.7) Distributions from nonconsolidated affiliates (3.4) (3.4) (11.4) (11.0) Current portion of income tax expense 3.6 1.8 6.3 5.9 Change in assets and liabilit ies 26.9 13.0 48.9 58.1 Premium paid on bond redemption - - 1.7 1.9 Cash used in (provided by) operating activ ities of discontinued operations 0.2 0.7 1.9 (2.0) Other 1.3 0.3 1.6 0.2 Adjusted EBITDA 144.1$ 139.3$ 551.6$ 505.9$ Q1 Full Year Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA 34